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                                 EXHIBIT 23(A)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




The Board of Directors
Associated Banc-Corp:


We consent to the use of our report incorporated herein by reference and our tax opinion included herein and to the reference to our firm under the heading "The Merger - Certain Material Federal Income Tax Consequences" and "Experts" in the registration statement.





Chicago, Illinois                             /s/ KPMG Peat Marwick LLP
January 16, 1996